Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (Registration No. 333-137998) of Southern Union Company and Panhandle Eastern Pipe Line Company, LP of our report dated March 1, 2007 relating to the consolidated financial statements, which appears in Panhandle Eastern Pipe Line Company, LP’s Annual Report on Form 10-K for the year ended December 31, 2006. We also consent to the references to us under the headings “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
October 19, 2007